Omega First Quarter Earnings

   STATE COLLEGE, Pa., April 24 /PRNewswire-FirstCall/ --
Omega Financial Corporation (Nasdaq: OMEF), serving seven Central Pennsylvania counties through Omega Bank, reports that first quarter 2003 financial results reflect stable earnings when compared to the same period last year, according to company officials.

   (Photo:  http://www.newscom.com/cgi-bin/prnh/19990921/OMFCLOGO )
   David B. Lee, Omega's chairman and chief executive officer, noted that earnings for the quarter were $0.49 per diluted share, the same as 2002's first three months. Common share dividends declared rose by 3.6% to $0.29 per share from $0.28. Lee noted that Omega has increased its dividend in 16 of the 17 years since the corporation's founding in 1987.

   The company's quarterly net income was $4.222 million, compared to $4.249 million in 2002, Lee said. Omega's annualized Return on Average Assets (ROA) was unchanged at 1.48%, while Return on Average Equity (ROE) was 10.25%, compared to 10.71% for the first quarter of 2002.

   "Despite continuing economic uncertainties in light of events overseas, we have maintained our performance," Lee commented. "Similar to other banks, the current rate environment exerts enormous pressure on our net interest margin. Accordingly, we have moved to develop new revenue streams by expanding our range of financial services."

   Among those sources of new revenue is the company's Omega Investment Services division. The group, which kicked off a major marketing campaign during the first quarter, offers annuities, mutual funds, stocks, bonds and brokerage services as well as life and long-term care insurance products. Another source was the Courtesy Coverage service offered by Omega Bank to its depositors.

   In addition to the new revenue sources, increased demand for residential mortgages and commercial loans generated increased fee income, that helped offset the pressure on the net interest margin and rising expenses.

   "The company has also enhanced its financial information presentation on our web site," Lee said. Investors can access a company profile, stock price information, latest news releases and quarterly and annual reports at the Financial Profile link from the Omega home page (www.omegafinancial.com).

                  OMEGA FINANCIAL CORPORATION AND SUBSIDIARIES
                        CONSOLIDATED FINANCIAL HIGHLIGHTS
                                   (Unaudited)
                      (In thousands, except as indicated*)

                                                     For the Quarter
                                             2003         2002      % Change

   Earnings:
     Net income                               $4,222       $4,249     (0.6)%

   Per share statistics:
     Diluted earnings                           $.49         $.49       --%

     Dividends declared - common                 .29          .28      3.6
     Dividends declared - preferred              .45          .45       --
     Book value - common                       19.84        18.79      5.6
     Market value - High                       36.65        32.95     11.2
                    Low                        31.25        30.02      4.1

   Financial position at March 31:
     Assets                               $1,161,911   $1,163,212     (0.1)%
     Deposits                                918,982      933,449     (1.5)
     Net loans                               781,877      740,546      5.6
     Shareholders' equity                    164,292      157,985      4.0

   Average Balances:
     Assets                               $1,137,372   $1,148,703     (1.0)%
     Deposits                                904,509      922,873     (2.0)
     Net loans                               779,746      746,289      4.5
     Shareholders' equity                    164,739      158,665      3.8

   Profitability ratios - annualized:*
     Return on average assets                   1.48%        1.48%     0.0%
     Return on average equity                  10.25        10.71     (4.3)
     Net interest margin - fully tax
      equivalent                                4.46         4.48     (0.4)

   Shares outstanding at March 31:*
     Common                                8,119,361    8,252,468     (1.6)%
     Preferred                               219,781      219,781       --

                  OMEGA FINANCIAL CORPORATION AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                        (In thousands, except share data)
                                    Unaudited

                                                      Three Months Ended
                                                           March 31,
                                                    2003              2002

   Interest Income:
   Interest and fees on loans                     $12,322           $13,355
   Interest and dividends on investment
    securities                                      2,324             3,102
   Other interest income                               97               170
   TOTAL INTEREST INCOME                           14,743            16,627

   Interest Expense:
   Interest on deposits                             3,404             5,099
   Interest on short-term borrowings                  123               191
   Interest on long-term debt and
    other interest bearing liabilities                216               205
   TOTAL INTEREST EXPENSE                           3,743             5,495

   NET INTEREST INCOME                             11,000            11,132
   Provision for loan losses                          100               230
   INCOME FROM CREDIT ACTIVITIES                   10,900            10,902

   Other Income:
   Service fees on deposit accounts                 1,404               981
   Service fees on loans                              402               272
   Earnings on bank-owned life insurance              386               389
   Trust fees                                         892             1,051
   Brokerage fees                                     110                --
   Gain on sale of loans and other assets               4                64
   Net gains on investment securities                  31                92
   Other                                              667               766
   TOTAL OTHER INCOME                               3,896             3,615

   Other Expense:
   Salaries and employee benefits                   4,939             4,884
   Net occupancy expense                              630               560
   Equipment expense                                  715               570
   Data processing service                            419               407
   Other                                            2,673             2,523
   TOTAL OTHER EXPENSE                              9,376             8,944
   Income before taxes                              5,420             5,573
   Income tax expense                               1,198             1,324
   NET INCOME                                      $4,222            $4,249

   Net income per common share:
      Basic                                          $.51              $.50
      Diluted                                        $.49              $.49

   Weighted average shares and equivalents:
      Basic                                     8,100,962         8,233,767
      Diluted                                   8,528,178         8,681,610

                  OMEGA FINANCIAL CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                 (In thousands)
                                    Unaudited

                                                March 31,       December 31,
   Assets                                         2003              2002
   Cash and due from banks                        $39,790           $36,049

   Interest bearing deposits with other
    financial institutions                         15,641             8,757
   Federal funds sold                              23,500            33,900

   Investment securities available for sale       244,134           251,508

   Total loans                                    792,919           779,830
     Less: Unearned discount                           (8)              (11)
           Allowance for loan losses              (11,034)          (11,052)
   Net loans                                      781,877           768,767

   Premises and equipment, net                     14,474            14,719
    Bank-owned life insurance                       32,126            31,739
   Other assets                                    10,369             9,118
   TOTAL ASSETS                                $1,161,911        $1,154,557

   Liabilities and Shareholders' Equity
   Deposits:
      Non-interest bearing                       $147,551          $148,498
      Interest bearing                            771,431           770,757
   Total deposits                                 918,982           919,255

   Short-term borrowings                           31,791            41,452
   Other liabilities                               20,875            11,909
   ESOP debt                                        2,756             2,832
   Long-term debt                                  22,460            16,237
   Other interest bearing liabilities                 755               762
   TOTAL LIABILITIES                              997,619           992,447

   TOTAL SHAREHOLDERS' EQUITY                     164,292           162,110
   TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY  $1,161,911        $1,154,557